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                                                                    EXHIBIT 5.01


                         September 22, 1998



Brooks Automation, Inc.
15 Elizabeth Drive
Chelmsford, MA  01824

     RE:  Registration Statement on Form S-4 of Brooks Automation, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Brooks Automation, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the "Registration Statement") pursuant to which the Company is registering under the Securities Act of 1933, as amended (the "Act"), a total of 1,000,000 shares of common stock, $.01 par value per share (the "Common Stock"). Pursuant to the Registration Statement and an Agreement and Plan of Merger dated September 21, 1998 (the "Merger Agreement") by and among the Company, FASTech Integration, Inc. ("FASTech") and FASTech Acquisition Corporation, in the form filed as
Exhibit 2.01 to the Registration Statement, the Company proposes to issue to the holders of FASTech capital stock up to 1,000,000 shares of Common Stock and associated junior Preferred Stock purchase rights pursuant to the Rights Agreement dated as of July 23, 1997, as amended, between the Company and BankBoston N.A. (collectively the "Shares"). This opinion is being rendered in connection with the filing of the Registration Statement. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed thereto in the Merger Agreement.

     For purposes of this opinion, we have assumed, without any investigation,
(i) the legal capacity of each natural person, (ii) the full power and authority of each entity and person other than the Company and FASTech Acquisition Corporation to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (iii) the due authorization by each entity or person other than the Company and FASTech
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Brooks Automation, Inc.
September 22, 1998
Page 2

Acquisition Corporation of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (iv) the due execution and delivery by each entity or person other than the Company and FASTech Acquisition Corporation of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (v) the legality, validity, binding effect and enforceability as to each entity or person other than the Company and FASTech Acquisition Corporation of each document heretofore executed and delivered or hereafter to be executed and delivered and of each other act heretofore done or hereafter to be done by such entity or person, (vi) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (vii) the conformity to the original of each document submitted to us as a copy, (viii) the authenticity of the original of each document submitted to us as a copy, (ix) the completeness, accuracy and property indexing of all governmental and judicial records searched and (x) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

     In connection with this opinion, we have examined the following (collectively, the "Documents"):

     (i) the Certificate of Incorporation of the Company incorporated by reference as Exhibit 3.01 to the Registration Statement;

     (ii) the Bylaws of the Company incorporated by reference as Exhibit 3.02 to the Registration Statement;

     (iii)  the corporate minute books or other records of the Company;

     (iv) a specimen certificate for the Common Stock incorporated by reference as Exhibit 4.01 to the Registration Statement; and

     (v)    the Merger Agreement.

     The opinions expressed herein are based solely upon (i) our review of the Documents, (ii) the representations and warranties of the Company, FASTech Acquisition Corporation and FASTech contained in the Merger Agreement and the schedules and exhibits thereto, (iii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein and (iv) such review of published sources of law as we have deemed necessary.

     Our opinions contained herein are limited to the laws of The Commonwealth of Massachusetts, the Delaware General Corporation Law and the federal law of the United States of America.
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Brooks Automation, Inc.
September 22, 1998
Page 3

     Based upon and subject to the foregoing, we are of the opinion that:

     The Shares to be issued by the Company under the circumstances contemplated in the Registration Statement are duly authorized and, when delivered pursuant to the Merger Agreement, will be validly issued, fully paid and nonassessable.

     We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an Exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the consent statement/prospectus constituting a part thereof and any amendments thereto. This opinion may be used in connection with the offering of the Shares only while the Registration Statement, as it may be amended from time to time, remains in effect.

                                  Very truly yours,

                                  BROWN, RUDNICK, FREED & GESMER
                                  By:  BROWN, RUDNICK, FREED & GESMER, P.C.

                                  By:     /s/ Philip J. Flink
                                     -------------------------------
                                     Philip J. Flink, a Member
                                     Duly Authorized
PJF/SPW